EXHIBIT 10.13

                 FOURTH AMENDMENT TO THIRD AMENDED AND RESTATED
                    REVOLVING CREDIT AND TERM LOAN AGREEMENT

                        (WITH LETTER OF CREDIT FACILITY)

        This Fourth Amendment to Third Amended And Restated Revolving Credit and Term Loan Agreement (With Letter of Credit Facility) (this "FOURTH AMENDMENT") is entered into effective the 31st day of December, 1997, by and between ALAMO GROUP INC., a Delaware corporation (the "COMPANY"), Alamo Group (USA) Inc., Alamo Group (TX) Inc., Alamo Group (KS) Inc., Alamo Group (IL) Inc., Alamo Sales Corp., Tiger Corporation f/k/a Alamo Group (SD) Inc. , Alamo Group (WA) Inc., M&W Gear Company, Adams Hard-Facing Company, Inc., Herschel-Adams Inc., Alamo Group (IA) Inc. (collectively, the "GUARANTORS") and NATIONSBANK OF TEXAS, N.A. (the "BANK").

                                 R E C I T A L S

        A. Company and Bank executed a Third Amended and Restated Revolving Credit and Term Loan Agreement (With Letter of Credit Facility), dated December 29, 1995 (the "THIRD AMENDED LOAN AGREEMENT"), pursuant to which Bank provided to Company a $35,000,000.00 loan facility to be used for general working capital purposes, financing new acquisitions, and to support letters of credit;

        B. Among the credit support for this facility are the Guaranty Agreements, dated December 29, 1995 (collectively, the "GUARANTIES"), executed by Alamo Group (USA) Inc., Alamo Group (TX) Inc., Alamo Group (KS) Inc., Alamo Group (IL) Inc., Alamo Sales Corp., Tiger Corporation f/k/a Alamo Group (SD) Inc. , Alamo Group (WA) Inc., M&W Gear Company, Adams Hard-Facing Company, Inc., Herschel-Adams Inc., Alamo Group (IA) Inc. (collectively, the "GUARANTORS");

        C. Effective April 10, 1996, Company and Bank executed First Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement (With Letter of Credit Facility) (the "FIRST AMENDMENT"), pursuant to which Bank increased the amount available under this facility to $40,000,000.00, on the terms and conditions stated in the First Amendment.

        D. Effective December 23, 1996, Company and Bank executed Second Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement (with Letter of Credit Facility) (the "SECOND AMENDMENT"), pursuant to which Bank agreed to (i) give a one-year extension of the maturity of the term and revolving loans evidenced by this facility; (ii) reduce the interest rate margin on certain LIBOR-priced borrowings under the facility; and (iii) adjust the threshold for application of an unused facility fee and the timing of payment thereof.

        E. Effective June 23, 1997, the Company and Bank executed Third Amendment to Third Amended and Restated Revolving Credit and Term Loan Agreement (with Letter of Credit Facility) (the "THIRD AMENDMENT") pursuant to which (i) the loan and note amounts were increased to $45,000,000.00; (ii) the interest rate margin on certain LIBOR-priced borrowings under the facility was reduced;
(iii) the requirement for a separate Consolidated Tangible Net Worth Retention Percentage of 60% on Tier 1 pricing was eliminated; (iv) the minimum Consolidated Tangible Net Worth amount for calendar year 1996 was established at $80,000,000.00, less adjustments for certain Treasury stock additions; and (v) Bank consented to stock repurchases of up to $17,000,000.00.

        F. Company and Bank have agreed to further amend the Third Amended Loan Agreement, including (i) to eliminate the Total Liabilities to Tangible Net Worth covenant, (ii) to replace the Current Maturity Coverage with a Fixed Charge Coverage, (iii) to eliminate all Interest Margin Factors other than Operating Leverage Ratio, (iv) to eliminate Company's ability to convert from revolving credit advances to a term loan, and (v) to extend the maturity of the Loan to December 31, 2002.

        G. Although not required to do so for the Guaranties to continue to be fully effective, the Guarantors confirm by their execution of this Fourth Amendment that they acknowledge the amendments effected hereby and that their Guaranties are unaffected.

        H. Each capitalized term used in this Fourth Amendment shall have the meaning given to it in the Third Amended Loan Agreement, as previously amended by the First Amendment, Second Amendment and Third Amendment.

        NOW, THEREFORE, in consideration of the mutual promises herein contained and for other valuable consideration, Company and Bank agree as follows:

                               A G R E E M E N T:

        1.     RECITALS.  The foregoing recitals are true and correct.

        2. AMENDMENTS. The following provisions of the Third Amended Loan Agreement are hereby amended:

               (a) The following changes and additions are made to the definitions contained in

SECTION 1.01 of the Third Amended Loan Agreement:
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        (I) "CAPITAL EXPENDITURES" MEANS ANY EXPENDITURES BY COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR AN ASSET THAT WILL BE USED IN YEARS SUBSEQUENT TO THE YEAR IN WHICH THE EXPENDITURE IS MADE OR THAT IS PROPERLY CLASSIFIED IN RELEVANT FINANCIAL STATEMENTS IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS A CAPITAL ASSET.

        (II) "INTEREST EXPENSE" MEANS, FOR COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR ANY PERIOD, TOTAL INTEREST EXPENSE IN RESPECT OF CONSOLIDATED TOTAL LIABILITIES PAYABLE DURING SUCH PERIOD, INCLUDING, WITHOUT LIMITATION, ALL COMMISSIONS, DISCOUNTS, AND OTHER FEES AND CHARGES WITH RESPECT TO LETTERS OF CREDIT, ALL AS DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES.

        (III) "CASH TAXES" MEANS FOR COMPANY AND ITS CONSOLIDATED SUBSIDIARIES FOR ANY PERIOD, TAXES PAID OR PAYABLE BY THEM DURING SUCH PERIOD.

        (IV) "CURRENT MATURITIES OF LONG-TERM DEBT AND CAPITAL LEASES" MEANS, AS OF ANY DATE, THE AGGREGATE AMOUNT OF ALL REGULARLY SCHEDULED PRINCIPAL PAYMENTS ON ALL OUTSTANDING CONSOLIDATED FUNDED DEBT OF COMPANY AND ITS CONSOLIDATED SUBSIDIARIES, AND ALL PAYMENTS OF RENT ON CAPITAL LEASES, THAT WERE DUE AND PAYABLE FOR THE PREVIOUS TWELVE (12) MONTHS ENDING ON SUCH DATE.

        (V) "FIXED CHARGES" MEANS, FOR ANY PERIOD FOR COMPANY AND ITS CONSOLIDATED SUBSIDIARIES, THE SUM OF (A) INTEREST EXPENSE, (B) OPERATING LEASE EXPENSES, (C) RENT EXPENSES, (D) CURRENT MATURITIES OF LONG-TERM DEBT AND CAPITAL LEASES AND (E) CAPITAL EXPENDITURES.

        (VI) "FIXED CHARGE COVERAGE RATIO" MEANS THE RATIO OF OPERATING CASH FLOW PLUS RENT EXPENSES PLUS OPERATING LEASE EXPENSES LESS CASH TAXES, TO FIXED CHARGES. (VII) "TERMINATION DATE" SHALL MEAN THE EARLIEST DATE ON WHICH ANY OF THE FOLLOWING EVENTS OCCURS: (A) DECEMBER 31, 2002; (B) THE DATE THAT BANK TERMINATES ITS COMMITMENT TO LEND HEREUNDER, AFTER THE OCCURRENCE OF AN EVENT OF DEFAULT; OR (C) SUCH EARLIER DATE AS MAY BE AGREED UPON IN WRITING BY COMPANY AND BANK.

               (b) SECTION 2.04(D) is amended and restated to read as follows:

               (D) APPLICABLE MARGIN. AS USED IN THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, "APPLICABLE MARGIN" MEANS, AS TO THE LOANS, A RATE PER ANNUM DETERMINED FOR EACH FISCAL QUARTER DURING COMPANY'S FISCAL YEAR, BEGINNING WITH THE QUARTER ENDING MARCH 31, 1998, BY REFERENCE TO THE OPERATING LEVERAGE RATIO (THE "INTEREST MARGIN FACTOR") AS OF THE END OF THE FISCAL QUARTER (HEREIN CALLED THE "DATE OF DETERMINATION"), AND THE TYPE OF ADVANCE, AS FOLLOWS:

                      (I) IF, ON ANY DATE OF DETERMINATION, THE FOLLOWING IS
               MET: THE OPERATING LEVERAGE RATIO IS EQUAL TO OR LESS THAN 1.75 TO 1.0, THEN THE APPLICABLE MARGIN DURING THE FISCAL QUARTER FOLLOWING THE DATE OF DETERMINATION, EXPRESSED AS A RATE PER ANNUM, SHALL BE (- 1%) FOR FLOATING BASE ADVANCES, AND 5/8 OF 1% FOR EURODOLLAR ADVANCES; AND IF NOT, THEN

                      (II) IF, ON ANY DATE OF DETERMINATION, THE FOLLOWING IS
               MET: THE OPERATING LEVERAGE RATIO IS GREATER THAN 1.75 TO 1.0 AND LESS THAN OR EQUAL TO 2.25 TO 1.0, THEN THE APPLICABLE MARGIN DURING THE FISCAL QUARTER FOLLOWING THE DATE OF DETERMINATION, EXPRESSED AS A RATE PER ANNUM, SHALL BE (-3/4 OF 1%) FOR FLOATING BASE ADVANCES, AND 1% FOR EURODOLLAR ADVANCES; AND IF NOT, THEN.

                      (III) IF, ON ANY DATE OF DETERMINATION, THE FOLLOWING IS
               MET: THE OPERATING LEVERAGE RATIO IS GREATER THAN 2.25 TO 1.0 AND LESS THAN OR EQUAL TO 2.75 TO 1.0, THEN THE APPLICABLE MARGIN DURING THE FISCAL QUARTER FOLLOWING THE DATE OF DETERMINATION, EXPRESSED AS A RATE PER ANNUM, SHALL BE ZERO (0) FOR FLOATING BASE ADVANCES, AND 1-3/8% FOR EURODOLLAR ADVANCES.

        THE PRICING PROVIDED IN SUBPARAGRAPH (III) SHALL BE APPLICABLE IF COMPANY FAILS TO SATISFY THE INTEREST MARGIN FACTOR STATED THEREIN, BUT HAS NOT SUFFERED AN EVENT OF DEFAULT (E.G. BY FAILING TO SATISFY EACH OF THE COVENANTS CONTAINED IN SECTIONS 8.15, AND 8.17).

        FOR CONVENIENCE OF REFERENCE, SECTION 2.04(D) IS SUMMARIZED IN THE PRICING GRID ATTACHED AS EXHIBIT "K".

        FOR EURODOLLAR ADVANCES, THE APPLICABLE MARGIN FOR A LOAN YEAR APPLIES BOTH TO (I) ADVANCES MADE DURING THE CURRENT LOAN YEAR AND (II) ADVANCES OUTSTANDING DURING THE CURRENT LOAN YEAR THAT WERE MADE DURING A PRIOR LOAN YEAR.

         If the interest rate changes hereunder because of a change in the Applicable Margin, interest shall accrue at the changed rate beginning the first day of the month after the earlier of the date on which the Company provides, or by which it was required to provide, pursuant to SECTION 8.01(D) of the Third Amended Loan Agreement, the financial information necessary to determine the Applicable Margin.

        The foregoing change reflects that references to "Current Maturity Coverage Ratio," "Leverage Ratio" and "Consolidated Net Worth Retention Percentage" have been eliminated as Interest Margin Factors. The same adjustments shall be considered to have been made to the Pricing Grid attached to the Third Amended Loan Agreement as EXHIBIT "K."

               (c) ARTICLE 3 of the Third Amended Loan Agreement is hereby deleted, thereby eliminating Company's option to convert any portion of the Revolving Credit Loan to a Term Loan. All portions of the Third Amended Loan Agreement shall be deemed hereafter to be construed consistently with this modification.

               (d) SECTION 8.14 (Minimum Current Maturity Coverage Ratio) and

                      SECTION  8.16 (Maximum Leverage Ratio) are hereby deleted.

               (e)    A new SECTION 8.14 is hereby added to read as follows:

"8.14 MINIMUM FIXED CHARGE COVERAGE RATIO. THE COMPANY SHALL MAINTAIN A MINIMUM FIXED CHARGE COVERAGE RATIO OF (I) FOR THE PERIOD BEGINNING MARCH 31, 1998 AND ENDING DECEMBER 31, 1998, OF AT LEAST 1.25 TO 1.0 AND (II) FOR THE PERIODS BEGINNING WITH THE QUARTER ENDING MARCH 31, 1999, AT LEAST 1.5 TO 1.0. THE FOREGOING COVENANT SHALL BE MET BY THE COMPANY AT THE END OF EACH OF ITS FISCAL QUARTERS USING A ROLLING FOUR QUARTERS OF HISTORICAL OPERATING CASH FLOW AND FIXED CHARGES INFORMATION.

SECTIONS 8.15 (Minimum Consolidated Tangible Net Worth and Minimum Consolidated Tangible Net Worth Retention Percentage), 8.17 (Maximum Operating Leverage Ratio) and 8.18 (ERISA Compliance) shall retain their same numerical designations, and for now there shall be no SECTION 8.16.

        3.     GUARANTIES.   The Guarantors hereby confirm that the Guaranties
cover the entire amount of the Loans, as previously increased, are in full force and effect and are in no way diminished or adversely affected by this Fourth Amendment.

        4. NO OTHER AMENDMENTS. All other provisions of the Third Amended Loan Agreement, as previously amended by the First Amendment, Second Amendment and Third Amendment, that are not specifically modified or amended by this Fourth Amendment, shall remain in full force and effect.

IN WITNESS WHEREOF, the undersigned have executed this Fourth Amendment as of the day and year first above written.

                        ALAMO GROUP INC. AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

      YEARS ENDED DECEMBER 31, 1997, DECEMBER 31, 1996 AND DECEMBER 30, 1995

COMPANY:
ALAMO GROUP INC.                             NATIONSBANK OF TEXAS, N.A.

By: /s/ Robert H. George                     By:/s/ D. Kirk McDonald
    Robert H. George                                 D. Kirk McDonald
    Vice President                                   Senior Vice President

GUARANTORS:

ALAMO GROUP (USA) INC.                       ALAMO GROUP (KS) INC.

By: /s/ Robert H. George                    By:/s/ Robert H. George
    Robert H. George                                 Robert H. George
    Vice President - Administration            Vice President - Administration

ALAMO GROUP (TX) INC.                       ALAMO SALES CORP.

By: /s/ Robert H. George                    By:/s/ Robert H. George
    Robert H. George                                 Robert H. George
    Vice President - Administration            Vice President - Administration

ALAMO GROUP (IL) INC.                       ADAMS HARD-FACING COMPANY, INC.

By: /s/ Robert H. George                   By:/s/ Robert H. George
    Robert H. George                             Robert H. George
    Vice President - Administration             Vice President - Administration

TIGER CORPORATION                           HERSCHEL-ADAMS INC.

By: /s/ Robert H. George                   By:/s/ Robert H. George
    Robert H. George                           Robert H. George
    Vice President - Administration            Vice President - Administration

ALAMO GROUP (WA) INC.                       ALAMO GROUP (IA) INC.

By: /s/ Robert H. George                   By:/s/ Robert H. George
    Robert H. George                           Robert H. George
    Vice President - Administration          Vice President - Administration

M&W GEAR COMPANY

By:/s/ Robert H. George
    Robert H. George
    Vice President - Administration